                                  July 7, 1999

VIA FACSIMILE

Mr. Charlie Corr
CAP Ventures, Inc.
600 Cordwainer Drive
Norwell, MA  02061

Dear Mr. Corr:

         The purpose of this letter is to confirm your consent to the reference to your firm in ImageX.com's Registration Statement on Form S-1 (No. 333-78271) and the inclusion therein of information derived from your firm's report entitled U.S. Print on Demand Market Forecast 1997-2002. Exhibit A to this letter identifies the information that we have derived from your firm's report and included in ImageX.com's registration statement. Please confirm your consent to the foregoing by executing a copy of this letter below.

                                         Very truly yours,

                                         /s/ John R. Higgins
                                         -------------------
                                         John R. Higgins


Agreed and accepted:

CAP Ventures, Inc.





By: /s/ Charles M. Corr
    --------------------------------------
Name: Charles M. Corr
      ------------------------------------
Title: Director
       -----------------------------------

                                    EXHIBIT A

1. Sales in the U.S. commercial printing industry, litho, totaled $55 billion in 1997.

2.   The number of commercial printers operating nationwide in 1997 is 30,000.